Exhibit 99.1
Starbucks Reports Q4 and Full Fiscal Year 2026 Results
“Back to Starbucks” Plan Drives Strong Business Momentum in Fiscal Year 2026
Global Q4 Comparable Coffeehouse Sales Up 7.2%
Q4 Consolidated Net Revenues Down 4% to $9.1 billion, Reflecting the Starbucks China Transaction
Q4 GAAP Operating Margin 10.8%, Up 790 Basis Points; Non-GAAP Operating Margin 14.0%, Up 450 Basis Points
Q4 GAAP EPS $0.59, Up 392%; Non-GAAP EPS $0.80, Up 54%
Company Introduces Fiscal Year 2027 Guidance

SEATTLE; October 29, 2026 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended September 27, 2026. GAAP results in fiscal 2026 and fiscal 2025 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q4 Fiscal Year 2026 Highlights

•Global comparable coffeehouse sales increased 7.2%, primarily driven by a 5.2% increase in average ticket and a 1.8% increase in comparable transactions
◦North America comparable coffeehouse sales increased 7.9%, primarily driven by a 5.0% increase in average ticket and a 2.7% increase in comparable transactions; U.S. comparable coffeehouse sales increased 7.7%, primarily driven by a 5.2% increase in average ticket and a 2.4% increase in comparable transactions
◦International comparable coffeehouse sales increased 0.9%, primarily driven by a 3.7% increase in average ticket, partially offset by a 2.8% decline in comparable transactions
•The company opened 303 net new coffeehouses in Q4, ending the period with 41,607 coffeehouses: 32% company-operated and 68% licensed
◦At the end of Q4, coffeehouses in the U.S. comprised 40% of the company’s global portfolio, ending the period with 16,781 coffeehouses
•Consolidated net revenues decreased 4% to $9.1 billion, including on a constant currency basis, primarily driven by the conversion of Starbucks retail operations in China to a licensed joint venture model
•GAAP operating margin expanded 790 basis points year-over-year to 10.8%, primarily driven by lower restructuring costs and sales leverage
◦Non-GAAP operating margin expanded 460 basis points year-over-year to 14.0%, or 450 basis points on a constant currency basis
•Effective tax rate of 27.1% compared to 18.8% in the prior year, with the increase primarily due to the proportionate impact of certain permanent differences and discrete items in relation to higher pre-tax earnings, and the divestiture of Starbucks retail operations in China in the third quarter of fiscal 2026
◦Non-GAAP effective tax rate increased 100 basis points to 24.7%
•GAAP earnings per share of $0.59 increased 392% over prior year
◦Non-GAAP earnings per share of $0.80 expanded 54% over prior year, including on a constant currency basis

Full Fiscal Year 2026 Highlights

•Global comparable coffeehouse sales increased 6.2%, primarily driven by a 3.2% increase in comparable transactions and a 3.0% increase in average ticket
◦North America comparable coffeehouse sales increased 6.6%, primarily driven by a 3.6% increase in comparable transactions and a 3.0% increase in average ticket; U.S. comparable coffeehouse sales increased 6.5%, primarily driven by a 3.4% increase in comparable transactions and a 3.0% increase in average ticket
◦International comparable coffeehouse sales increased 3.7%, primarily driven by a 2.0% increase in average ticket and a 1.6% increase in comparable transactions
•Consolidated net revenues increased 2% to $37.9 billion, including on a constant currency basis

•GAAP operating margin expanded 180 basis points year-over-year to 9.7%, primarily driven by sales leverage, partially offset by labor investments largely in support of “Back to Starbucks”
◦Non-GAAP operating margin expanded 200 basis points year-over-year to 11.9%, including on a constant currency basis
•The divestiture of Starbucks retail operations in China in the third quarter of fiscal 2026 resulted in a pre-tax gain of $536.3 million
•Effective tax rate of 34.2% compared to 25.9% in the prior year. The increase was primarily due to the discrete impact of changes in indefinite reinvestment assertions as a result of classifying our Starbucks retail operations in China as held for sale in the first quarter of fiscal 2026, impacts resulting from the divestiture of Starbucks retail operations in China in the third quarter of fiscal 2026, and lapping the discrete impact of a tax status change for a certain foreign entity in the first quarter of fiscal 2025.
◦Non-GAAP effective tax rate decreased 90 basis points to 24.8%
•GAAP earnings per share of $2.21 increased 36% over prior year
◦Non-GAAP earnings per share of $2.72 increased 28% over prior year, or 27% on a constant currency basis

“We had a terrific quarter and a great year driven by our focus on the fundamentals and what has always set Starbucks apart: exceptional coffee, a moment of connection and a world-class customer experience. This gives me confidence our performance is durable,” commented Brian Niccol, chairman and chief executive officer. “Back to Starbucks started as our turnaround plan. Now, it's our growth plan.”

“In fiscal 2026, we returned to comp growth, expanded margin and delivered stronger earnings, and we intend to build on that progress in fiscal 2027,” commented Cathy Smith, chief financial officer. “Our recently increased dividend and plans to resume share repurchases in fiscal 2027 underscore our confidence and disciplined focus on driving sustainable long-term value.”
Q4 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 27, 2026	Sep 28, 2025
Change in Comparable Coffeehouse Sales (1)	7.9%	0.0%
Change in Transactions	2.7%	(0.6)%
Change in Ticket	5.0%	0.6%
Coffeehouse Count (2)(3)	18,176	18,311	(1)%
Net revenues	$7,328.4	$6,901.5	6%
Operating Income	$898.4	$308.5	191%
Operating Margin	12.3%	4.5%	780 bps
(1) Includes only Starbucks® company-operated coffeehouses open 13 months or longer. Comparable coffeehouse sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail coffeehouses. Coffeehouses that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable coffeehouse sales while coffeehouses identified for permanent closures are removed in the month following closure.
(2) Includes 250 coffeehouses closed in the quarter ended September 27, 2026, as part of our “Back to Starbucks” fourth quarter of fiscal 2026 restructuring plan.
(3) Includes 19 and 584 coffeehouses closed in the quarters ended September 27, 2026 and September 28, 2025, respectively as part of our “Back to Starbucks” fourth quarter of fiscal 2025 restructuring plan.

Net revenues for the North America segment increased 6% over Q4 FY25 to $7.3 billion in Q4 FY26, primarily driven by an increase in company-operated coffeehouse revenue due to a 7.9% increase in comparable coffeehouse sales, driven by a 5.0% increase in average ticket, primarily due to strength in product mix and customer food attach, pricing and higher delivery sales, and a 2.7% increase in comparable transactions.

Operating income increased to $898.4 million in Q4 FY26 compared to $308.5 million in Q4 FY25. Operating margin of 12.3% expanded from 4.5% in the prior year, primarily driven by lower restructuring costs and sales leverage.

Q4 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 27, 2026	Sep 28, 2025
Change in Comparable Coffeehouse Sales (1)	0.9%	3.2%
Change in Transactions	(2.8)%	6.3%
Change in Ticket	3.7%	(2.9)%
Coffeehouse Count (2)	23,431	22,679	3%
Net revenues	$1,305.8	$2,070.9	(37)%
Operating Income	$256.9	$223.2	15%
Operating Margin	19.7%	10.8%	890 bps
(1) Includes only Starbucks® company-operated coffeehouses open 13 months or longer. Comparable coffeehouse sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail coffeehouses. Coffeehouses that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable coffeehouse sales while coffeehouses identified for permanent closures are removed in the month following closure.
(2) Includes 43 coffeehouses closed in the quarter ended September 28, 2025, as part of our “Back to Starbucks” fourth quarter of fiscal 2025 restructuring plan.

Net revenues for the International segment decreased 37% over Q4 FY25 to $1.3 billion in Q4 FY26, primarily driven by the conversion of Starbucks retail operations in China to our licensed joint venture model in the third quarter of fiscal 2026, which drove lower company-operated coffeehouse revenues and largely contributed to higher product sales to, and royalty revenue from, our licensees.

Operating income increased to $256.9 million in Q4 FY26 compared to $223.2 million in Q4 FY25. Operating margin of 19.7% expanded from 10.8% in the prior year, primarily driven by the conversion of Starbucks retail operations in China to our licensed joint venture model in the third quarter of fiscal 2026 and lower restructuring costs.
Q4 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 27, 2026	Sep 28, 2025
Net revenues	$494.4	$542.6	(9)%
Operating Income	$264.3	$265.2	—%
Operating Margin	53.5%	48.9%	460 bps

Net revenues for the Channel Development segment decreased 9% over Q4 FY25 to $494.4 million in Q4 FY26, primarily due to a decrease in revenue in the Global Coffee Alliance.

Operating income decreased to $264.3 million in Q4 FY26 compared to $265.2 million in Q4 FY25. Operating margin of 53.5% expanded from 48.9% in the prior year, primarily driven by mix shifts and higher income from the North American Coffee Partnership joint venture relative to segment revenue.
Company Updates

1.As part of its efforts to strengthen its coffeehouse portfolio under its “Back to Starbucks” strategy, the company further assessed its existing North America store portfolio and in September 2026, closed approximately 250 company-operated North America coffeehouses that do not deliver the coffeehouse experience and financial performance expected of the brand. The company remains confident in its long-term growth opportunity in North America.

2.The Board declared a cash dividend of $0.63 per share, payable on November 27, 2026 to shareholders of record on November 13, 2026. The company had 66 consecutive quarters of dividend payouts with CAGR of 16.6% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.

Fiscal Year 2027 Guidance

The company introduces the following fiscal 2027 guidance for the full year. Please note that Starbucks fiscal year 2027 is a 53-week year instead of the usual 52-week year. The impact of the 53rd week will be reflected in our results for the fourth quarter of fiscal 2027. All full-year guidance for the metrics noted below is for fiscal year 2027 on a 53-week basis except comparable coffeehouse sales growth metrics, which are relative to fiscal year 2026 on a 52-week basis.

•Consolidated net revenues to decline by approximately 1% year over year, including approximately $700 million related to the 53rd week. The year-over-year decrease is primarily due to the transition of Starbucks China's retail operations to a licensed joint venture model;
•North America comparable coffeehouse sales growth of approximately 4.0%;
•Non-GAAP consolidated operating margin of 13.5% to 14.0%;
•Non-GAAP earnings per share of $3.15 to $3.25, including slightly more than ten cents related to the 53rd week; and
•Approximately 1,200 net new coffeehouses globally across company-operated and licensed businesses, led by International.

Please refer to the section entitled "Non-GAAP Disclosure" and the reconciliation of GAAP measures to non-GAAP measures at the end of this release. Certain projected non-GAAP financial measures cannot be reconciled to the most comparable GAAP measure without unreasonable effort.

Year-over-year comparisons within guidance reflect the retail operations of Starbucks China reported as a company‑operated business for the first half of fiscal year 2026.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference call.

Conference Call
Starbucks will hold a conference call today at 1:15 p.m. Pacific Time, which will be hosted by Brian Niccol, chairman and ceo, and Cathy Smith, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, December 11, 2026.

The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to responsibly sourcing and roasting high-quality arabica coffee. Today, with a global footprint of more than 41,000 company-operated and licensed coffeehouses and a growing presence in consumer-packaged goods, we are the world's premier purveyor of specialty coffee. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our coffeehouses or online at about.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results and progress towards our “Back to Starbucks” plan are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as, among others:
•our ability to preserve, grow, and leverage our brands;
•the impact of our brand, marketing, promotional, advertising and pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments;
•the costs and risks associated with, and the successful and timely execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, transformation efforts, and plans, including our “Back to Starbucks” strategy and our restructuring plans;
•the costs and risks associated with, and the successful execution and effects of, strategic changes to our ownership and operating structure, including as a result of acquisitions, divestitures, other strategic transactions or entry into joint ventures, including our joint venture with respect to Starbucks retail operations in China;
•our ability to align our investment efforts with our strategic goals;
•evolving consumer preferences, demand, consumption, or spending behavior, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes;
•the ability of our business partners, suppliers, and third-party providers to fulfill their responsibilities and commitments and our reliance on certain key business partners and suppliers;
•the potential negative effects of food or beverage-safety incidents or product recalls, including any perceived association of our products or brands with such incidents;
•our ability to open new coffeehouses and efficiently maintain the attractiveness of our existing coffeehouses and manage related costs;
•our heavy reliance on the financial performance of our North America operating segment and our dependence on the performance and growth of certain international markets;
•our ability to operate and successfully expand our footprint in international markets, which is influenced by factors distinct from our North America operating segment;
•inherent risks of operating a global business, including changing conditions in our markets, local factors affecting coffeehouse openings, protectionist trade or foreign investment policies, including trade restrictions, tariffs, quotas, import/export regulations, customs restrictions, sanctions, countersanctions, and retaliatory measures; compliance with local laws and other regulations, and local labor policies and conditions, including labor strikes and work stoppages;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, packaging, or product ingredients and related volatility;
•the ability of our supply chain to meet current or future business needs and our ability to scale and improve our forecasting, planning, production, and logistics management;
•the potential impact on our supply chain and operations of adverse weather conditions, natural disasters, or significant increases in logistics costs;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers;
•the impact of unfavorable macroeconomic conditions and other factors, including economic slowdowns or recessions, rising real estate costs, supply chain disruptions, climate change and extreme weather events, inflation and interest rate fluctuations, government shutdowns, labor unrest, geopolitical instability, disruptions in credit markets and foreign currency exchange rate volatility;
•failure to meet market expectations for our financial performance or any announced guidance and the impact thereof;
•failure to attract or retain key executive or partner talent;
•changes in the availability and cost of labor, including any union organizing efforts and our responses to such efforts;
•the impact of, and our ability to respond to, substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods); marketing; category expansion; product introductions; or entry or expansion in our geographic markets;
•evolving corporate governance and public disclosure regulations and expectations, including with respect to sustainability matters;
•the potential impact of activist shareholder actions or tactics;
•failure to comply with applicable laws and complex and changing legal and regulatory requirements, including those governing privacy, data protection, artificial intelligence, and other emerging technologies;
•the impact or likelihood of significant legal disputes and proceedings or government investigations;

•the unauthorized access, use, theft, or destruction of our data, or of our proprietary or confidential information, including as a result of increasingly sophisticated threats enabled or accelerated by artificial intelligence, and the impact thereof;
•potential negative effects of, and our ability to respond to, a material failure, inadequacy, or interruption of our information technology systems or digital platforms, or those of our third-party business partners or service providers, or failure to comply with data protection laws; and
•our ability to adequately protect our intellectual property or adequately ensure that we are not infringing the intellectual property of others.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment, and new risks periodically emerge. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
We believe the company's financial results and long-term growth model will continue to be driven by new coffeehouse openings, comparable coffeehouse sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Catherine Park	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Sep 27, 2026	Sep 28, 2025	% Change	Sep 27, 2026	Sep 28, 2025

				As a % of total net revenues
Net revenues:
Company-operated coffeehouses	$7,429.6	$7,862.0	(5.5)%	81.3%	82.2%
Licensed coffeehouses	1,196.1	1,093.0	9.4	13.1	11.4
Other	515.5	614.0	(16.0)	5.6	6.4
Total net revenues	9,141.2	9,569.0	(4.5)	100.0	100.0
Product and distribution costs	2,924.5	3,071.4	(4.8)	32.0	32.1
Coffeehouse operating expenses	4,031.5	4,335.0	(7.0)	44.1	45.3
Other operating expenses	150.8	141.8	6.3	1.6	1.5
Depreciation and amortization expenses	357.4	430.8	(17.0)	3.9	4.5
General and administrative expenses	517.3	642.0	(19.4)	5.7	6.7
Restructuring and impairments	272.8	755.0	(63.9)	3.0	7.9
Total operating expenses	8,254.3	9,376.0	(12.0)	90.3	98.0
Income from equity investees	104.9	85.2	23.1	1.1	0.9
Operating income	991.8	278.2	256.5	10.8	2.9
Interest income and other, net	57.8	31.5	83.5	0.6	0.3
Interest expense	(120.7)	(145.8)	(17.2)	(1.3)	(1.5)
Earnings before income taxes	928.9	163.9	466.7	10.2	1.7
Income tax expense	251.7	30.8	717.2	2.8	0.3
Net earnings including noncontrolling interests	677.2	133.1	408.8	7.4	1.4
Net earnings/(loss) attributable to noncontrolling interests	0.0	0.0	nm	0.0	0.0
Net earnings attributable to Starbucks	$677.2	$133.1	408.8%	7.4%	1.4%
Net earnings per common share - diluted	$0.59	$0.12	391.7%
Weighted avg. shares outstanding - diluted	1,144.6	1,140.9
Cash dividends declared per share	$0.63	$0.62
Supplemental Ratios:
Coffeehouse operating expenses as a % of company-operated coffeehouse revenues				54.3%	55.1%
Effective tax rate including noncontrolling interests				27.1%	18.8%

	Year Ended			Year Ended
	Sep 27, 2026	Sep 28, 2025	% Change	Sep 27, 2026	Sep 28, 2025

				As a % of total net revenues
Net revenues:
Company-operated coffeehouses	$30,940.2	$30,744.8	0.6%	81.6%	82.7%
Licensed coffeehouses	4,615.8	4,350.4	6.1	12.2	11.7
Other	2,354.6	2,089.2	12.7	6.2	5.6
Total net revenues	37,910.6	37,184.4	2.0	100.0	100.0
Product and distribution costs	12,235.2	11,658.2	4.9	32.3	31.4
Coffeehouse operating expenses	17,189.8	17,058.9	0.8	45.3	45.9
Other operating expenses	544.5	584.6	(6.9)	1.4	1.6
Depreciation and amortization expenses	1,483.3	1,684.7	(12.0)	3.9	4.5
General and administrative expenses	2,372.9	2,617.2	(9.3)	6.3	7.0
Restructuring and impairments	688.6	892.0	(22.8)	1.8	2.4
Total operating expenses	34,514.3	34,495.6	0.1	91.0	92.8
Income from equity investees	294.8	247.8	19.0	0.8	0.7
Operating income	3,691.1	2,936.6	25.7	9.7	7.9
Net gain resulting from divestiture of certain operations	536.3	—	nm	1.4	—
Interest income and other, net	145.0	113.3	28.0	0.4	0.3
Interest expense	(531.3)	(542.6)	(2.1)	(1.4)	(1.5)
Earnings before income taxes	3,841.1	2,507.3	53.2	10.1	6.7
Income tax expense	1,315.0	650.6	102.1	3.5	1.7
Net earnings including noncontrolling interests	2,526.1	1,856.7	36.1	6.7	5.0
Net earnings/(loss) attributable to noncontrolling interests	(0.6)	0.3	nm	0.0	0.0
Net earnings attributable to Starbucks	$2,526.7	$1,856.4	36.1%	6.7%	5.0%
Net earnings per common share - diluted	$2.21	$1.63	35.6%
Weighted avg. shares outstanding - diluted	1,143.4	1,139.8
Cash dividends declared per share	$2.49	$2.45
Supplemental Ratios:
Coffeehouse operating expenses as a % of company-operated coffeehouse revenues				55.6%	55.5%
Effective tax rate including noncontrolling interests				34.2%	25.9%

Segment Results (in millions)

North America

	Sep 27, 2026	Sep 28, 2025	% Change	Sep 27, 2026	Sep 28, 2025
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated coffeehouses	$6,688.9	$6,277.8	6.5%	91.3%	91.0%
Licensed coffeehouses	638.4	622.0	2.6	8.7	9.0
Other	1.1	1.7	(35.3)	0.0	0.0
Total net revenues	7,328.4	6,901.5	6.2	100.0	100.0
Product and distribution costs	2,103.2	1,944.4	8.2	28.7	28.2
Coffeehouse operating expenses	3,612.6	3,530.8	2.3	49.3	51.2
Other operating expenses	56.2	65.0	(13.5)	0.8	0.9
Depreciation and amortization expenses	296.0	304.7	(2.9)	4.0	4.4
General and administrative expenses	91.8	119.4	(23.1)	1.3	1.7
Restructuring and impairments	270.2	628.7	(57.0)	3.7	9.1
Total operating expenses	6,430.0	6,593.0	(2.5)	87.7	95.5
Operating income	$898.4	$308.5	191.2%	12.3%	4.5%
Supplemental Ratio:
Coffeehouse operating expenses as a % of company-operated coffeehouse revenues				54.0%	56.2%

Year Ended
Net revenues:
Company-operated coffeehouses	$26,363.9	$24,793.0	6.3%	91.2%	90.6%
Licensed coffeehouses	2,529.1	2,575.6	(1.8)	8.8	9.4
Other	4.8	4.5	6.7	0.0	0.0
Total net revenues	28,897.8	27,373.1	5.6	100.0	100.0
Product and distribution costs	8,279.3	7,628.7	8.5	28.7	27.9
Coffeehouse operating expenses	14,878.9	13,973.3	6.5	51.5	51.0
Other operating expenses	228.7	281.6	(18.8)	0.8	1.0
Depreciation and amortization expenses	1,192.6	1,196.3	(0.3)	4.1	4.4
General and administrative expenses	374.3	483.3	(22.6)	1.3	1.8
Restructuring and impairments	489.8	653.2	(25.0)	1.7	2.4
Total operating expenses	25,443.6	24,216.4	5.1	88.0	88.5
Operating income	$3,454.2	$3,156.7	9.4%	12.0%	11.5%
Supplemental Ratio:
Coffeehouse operating expenses as a % of company-operated coffeehouse revenues				56.4%	56.4%

International

	Sep 27, 2026	Sep 28, 2025	% Change	Sep 27, 2026	Sep 28, 2025
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated coffeehouses	$740.7	$1,584.2	(53.2)%	56.7%	76.5%
Licensed coffeehouses	557.7	471.0	18.4	42.7	22.7
Other	7.4	15.7	(52.9)	0.6	0.8
Total net revenues	1,305.8	2,070.9	(36.9)	100.0	100.0
Product and distribution costs	509.4	741.4	(31.3)	39.0	35.8
Coffeehouse operating expenses	418.9	804.2	(47.9)	32.1	38.8
Other operating expenses	74.2	60.2	23.3	5.7	2.9
Depreciation and amortization expenses	33.7	94.4	(64.3)	2.6	4.6
General and administrative expenses	31.7	85.2	(62.8)	2.4	4.1
Restructuring and impairments	1.6	62.6	(97.4)	0.1	3.0
Total operating expenses	1,069.5	1,848.0	(42.1)	81.9	89.2
Income/(loss) from equity investees	20.6	0.3	nm	1.6	0.0
Operating income	$256.9	$223.2	15.1%	19.7%	10.8%
Supplemental Ratio:
Coffeehouse operating expenses as a % of company-operated coffeehouse revenues				56.6%	50.8%

Year Ended
Net revenues:
Company-operated coffeehouses	$4,576.3	$5,951.8	(23.1)%	67.9%	76.1%
Licensed coffeehouses	2,086.7	1,774.8	17.6	30.9	22.7
Other	81.4	93.3	(12.8)	1.2	1.2
Total net revenues	6,744.4	7,819.9	(13.8)	100.0	100.0
Product and distribution costs	2,520.7	2,749.8	(8.3)	37.4	35.2
Coffeehouse operating expenses	2,310.9	3,085.6	(25.1)	34.3	39.5
Other operating expenses	244.3	242.0	1.0	3.6	3.1
Depreciation and amortization expenses	169.5	363.9	(53.4)	2.5	4.7
General and administrative expenses	255.7	344.3	(25.7)	3.8	4.4
Restructuring and impairments	95.0	82.5	15.2	1.4	1.1
Total operating expenses	5,596.1	6,868.1	(18.5)	83.0	87.8
Income/(loss) from equity investees	42.8	(1.8)	nm	0.6	0.0
Operating income	$1,191.1	$950.0	25.4%	17.7%	12.1%
Supplemental Ratio:
Coffeehouse operating expenses as a % of company-operated coffeehouse revenues				50.5%	51.8%

Channel Development

	Sep 27, 2026	Sep 28, 2025	% Change	Sep 27, 2026	Sep 28, 2025
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$494.4	$542.6	(8.9)%
Product and distribution costs	299.5	343.9	(12.9)	60.6%	63.4%
Other operating expenses	14.3	16.6	(13.9)	2.9	3.1
General and administrative expenses	0.6	1.0	(40.0)	0.1	0.2
Restructuring and impairments	—	0.8	nm	0.0	0.1
Total operating expenses	314.4	362.3	(13.2)	63.6	66.8
Income from equity investees	84.3	84.9	(0.7)	17.1	15.6
Operating income	$264.3	$265.2	(0.3)%	53.5%	48.9%

Year Ended
Net revenues	$2,172.7	$1,871.7	16.1%
Product and distribution costs	1,343.4	1,168.3	15.0	61.8%	62.4%
Other operating expenses	61.8	60.2	2.7	2.8	3.2
General and administrative expenses	3.4	5.8	(41.4)	0.2	0.3
Restructuring and impairments	(0.1)	1.9	nm	0.0	0.1
Total operating expenses	1,408.5	1,236.2	13.9	64.8	66.0
Income from equity investees	252.0	249.6	1.0	11.6	13.3
Operating income	$1,016.2	$885.1	14.8%	46.8%	47.3%
Corporate and Other

	Sep 27, 2026	Sep 28, 2025	% Change

Quarter Ended
Net revenues	$12.6	$54.0	(76.7)%
Product and distribution costs	12.4	41.7	(70.3)
Other operating expenses	6.1	—	nm
Depreciation and amortization expenses	27.7	31.7	(12.6)
General and administrative expenses	393.2	436.4	(9.9)
Restructuring and impairments	1.0	62.9	(98.4)
Total operating expenses	440.4	572.7	(23.1)
Operating loss	$(427.8)	$(518.7)	(17.5)%

Year Ended
Net revenues	$95.7	$119.7	(20.1)%
Product and distribution costs	91.8	111.4	(17.6)
Other operating expenses	9.7	0.8	nm
Depreciation and amortization expenses	121.2	124.5	(2.7)
General and administrative expenses	1,739.5	1,783.8	(2.5)
Restructuring and impairments	103.9	154.4	(32.7)
Total operating expenses	2,066.1	2,174.9	(5.0)
Operating loss	$(1,970.4)	$(2,055.2)	(4.1)%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Sep 27, 2026	Sep 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,679.9	$3,219.8
Short-term investments	184.3	247.2
Accounts receivable, net	1,177.5	1,277.5
Inventories	2,243.4	2,185.6
Prepaid expenses and other current assets	386.3	452.2
Total current assets	7,671.4	7,382.3
Long-term investments	309.5	246.9
Equity investments	1,784.1	466.2
Property, plant and equipment, net	6,944.1	8,493.5
Operating lease, right-of-use asset	7,858.9	9,315.7
Deferred income taxes, net	1,611.9	1,826.9
Other long-term assets	791.2	752.5
Other intangible assets	169.6	166.8
Goodwill	1,249.2	3,368.9
TOTAL ASSETS	$28,389.9	$32,019.7
LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,868.5	$1,852.8
Accrued liabilities	2,752.3	2,359.7
Accrued payroll and benefits	891.3	1,093.9
Current portion of operating lease liability	1,344.3	1,564.5
Stored value card liability and current portion of deferred revenue	1,758.4	1,840.6
Current portion of long-term debt	1,499.0	1,498.9
Total current liabilities	10,113.8	10,210.4
Long-term debt	11,777.9	14,575.9
Operating lease liability	7,792.4	8,972.2
Deferred revenue	5,582.6	5,772.6
Other long-term liabilities	785.0	577.8
Total liabilities	36,051.7	40,108.9
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,140.1 and 1,136.9 shares, respectively	1.1	1.1
Additional paid-in-capital	1,000.4	634.1
Retained deficit	(8,583.7)	(8,272.5)
Accumulated other comprehensive income/(loss)	(86.9)	(459.3)
Total shareholders’ deficit	(7,669.1)	(8,096.6)
Noncontrolling interests	7.3	7.4
Total deficit	(7,661.8)	(8,089.2)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$28,389.9	$32,019.7

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Year Ended
	Sep 27, 2026	Sep 28, 2025	Sep 29, 2024
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$2,526.1	$1,856.7	$3,762.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,595.0	1,771.5	1,592.4
Deferred income taxes, net	144.4	(90.6)	(13.8)
Income earned from equity method investees, net	(297.7)	(274.2)	(306.4)
Distributions received from equity method investees	187.9	294.4	333.3
Net gain resulting from divestiture of certain operations	(536.3)	—	—
Stock-based compensation	368.6	318.3	308.3
Non-cash lease costs	1,303.0	1,513.8	1,314.9
Loss on disposal, impairment, and accelerated amortization of assets	685.5	834.7	121.5
Other	4.8	17.3	31.9
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(2.6)	(89.7)	18.4
Inventories	(176.4)	(408.4)	42.8
Income taxes payable	427.3	103.8	(61.9)
Accounts payable	224.1	261.0	28.0
Deferred revenue	(62.7)	(120.7)	(72.2)
Operating lease liability	(1,630.5)	(1,576.7)	(1,294.9)
Other operating assets and liabilities	227.9	336.3	291.0
Net cash provided by/(used in) operating activities	4,988.4	4,747.5	6,095.6
INVESTING ACTIVITIES:
Purchases of investments	(182.4)	(333.6)	(627.5)
Sales of investments	25.6	1.1	10.3
Maturities and calls of investments	165.0	391.8	768.2
Additions to property, plant and equipment	(1,263.6)	(2,305.5)	(2,777.5)
Acquisitions, net of cash acquired	—	(177.1)	—
Net proceeds from the divestiture of certain operations	2,544.2	—	—
Other	(176.2)	(62.1)	(72.7)
Net cash provided by/(used in) investing activities	1,112.6	(2,485.4)	(2,699.2)
FINANCING ACTIVITIES:
Net proceeds from issuance of short-term debt	2.5	2.4	123.8
Repayments of short-term debt	—	(7.8)	(157.5)
Net proceeds from issuance of long-term debt	—	1,748.5	1,995.3
Repayments of long-term debt	(2,815.9)	(1,250.0)	(1,825.1)
Proceeds from issuance of common stock	66.4	77.0	108.0
Cash dividends paid	(2,824.7)	(2,771.4)	(2,585.0)
Minimum tax withholdings on share-based awards	(73.0)	(87.4)	(100.4)
Other	—	(9.3)	(10.6)
Net cash provided by/(used in) financing activities	(5,644.7)	(2,298.0)	(3,718.2)
Effect of exchange rate changes on cash and cash equivalents	3.8	(30.5)	56.5
Net increase/(decrease) in cash and cash equivalents	460.1	(66.4)	(265.3)
CASH AND CASH EQUIVALENTS:
Beginning of period	3,219.8	3,286.2	3,551.5
End of period	$3,679.9	$3,219.8	$3,286.2
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$603.0	$588.3	$570.7
Income taxes	$684.0	$715.6	$1,373.3

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Sep 27, 2026	Sep 28, 2025
Net revenues	$6,834.4	$6,429.0	6%
Change in Comparable Coffeehouse Sales (1)	7.7%	(0.3)%
Change in Transactions	2.4%	(0.9)%
Change in Ticket	5.2%	0.7%
Coffeehouse Count (2)(3)	16,781	16,864	—%
(1)Includes only Starbucks® company-operated coffeehouses open 13 months or longer. Comparable coffeehouse sales exclude Siren Retail coffeehouses. Coffeehouses that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable coffeehouse sales while coffeehouses identified for permanent closures are removed in the month following closure.
(2)Includes 212 coffeehouses closed in the quarter ended September 27, 2026 as part of our “Back to Starbucks” fourth quarter of fiscal 2026 restructuring plan.
(3)Includes 19 and 520 coffeehouses closed in the quarters ended September 27, 2026 and September 28, 2025, respectively, as part of our “Back to Starbucks” fourth quarter of fiscal 2025 restructuring plan.

Coffeehouse Data

	Net coffeehouses opened/(closed) and transferred during the period (1)(2)(3)
	Quarter Ended		Year Ended		Coffeehouses open as of
	Sep 27, 2026	Sep 28, 2025	Sep 27, 2026	Sep 28, 2025	Sep 27, 2026	Sep 28, 2025
North America:
Company-operated coffeehouses	(247)	(435)	(116)	(143)	10,902	11,018
Licensed coffeehouses	52	12	(19)	30	7,274	7,293
Total North America	(195)	(423)	(135)	(113)	18,176	18,311
International:
Company-operated coffeehouses (4)(5)	31	219	(8,001)	639	2,495	10,496
Licensed coffeehouses (4)(5)	467	97	8,753	265	20,936	12,183
Total International	498	316	752	904	23,431	22,679
Total Company	303	(107)	617	791	41,607	40,990
(1)Includes 250 coffeehouses closed in the quarter and year ended September 27, 2026, as part of our “Back to Starbucks” fourth quarter of fiscal 2026 restructuring plan.
(2)Includes 19 and 266 coffeehouses closed in the quarter and year ended September 27, 2026, respectively, as part of our “Back to Starbucks” fourth quarter of fiscal 2025 restructuring plan.
(3)Includes 627 coffeehouses closed in the quarter and year ended September 28, 2025, as part of our “Back to Starbucks” fourth quarter of fiscal 2025 restructuring plan.
(4)Includes the conversion of 113 licensed coffeehouses to company-operated coffeehouses following the acquisition of 23.5 Degrees Topco Limited during the first quarter of fiscal 2025.
(5)Includes the conversion of 7,991 company-operated coffeehouses to licensed coffeehouses following the divestiture of Starbucks retail operations in China in the third quarter of fiscal 2026.

Non-GAAP Disclosure

In addition to the generally accepted accounting principles in the United States (GAAP) results provided in this release, the company provides certain non-GAAP financial measures in this release that are not in accordance with, or alternatives for, GAAP. Our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as management believes this exclusion contributes to a more meaningful evaluation of the company’s future operating performance and comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are G&A, operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs relating to the write-down of certain company-operated assets and employee severance costs for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction and transition costs	Management excludes transaction and transition costs for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Litigation settlements	Management excludes settlements that are associated with litigation events that are not expected to recur at a similar frequency and magnitude in the future for the reasons discussed above. The amounts represent a cash settlement received by the Company.
Transformation costs	Management excludes transformation costs that reflect temporary, incremental third‑party professional services incurred in connection with a defined initiative to implement changes to certain processes and operating models. These expenses are anticipated to be completed within a finite period of time.
Net gain resulting from divestiture of certain operations	Management excludes the net gain resulting from the divestiture of Starbucks retail operations in China for the reasons discussed above.

The company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, including with respect to consolidated net revenues, operating income, operating margin, and earnings per share, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share, and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

The company is unable to provide a reconciliation of our Non-GAAP consolidated operating margin guidance target to the corresponding GAAP financial measure because the company believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Sep 28, 2025 as reported (GAAP)	$9,569.0
Revenue for the quarter ended Sep 27, 2026 as reported (GAAP)	$9,141.2
Change (%)	(4.5)%
Constant Currency Impact (%)	0.6%
Change in Constant Currency (%)	(3.9)%

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Year Ended
Consolidated
Revenue for the year ended Sep 28, 2025 as reported (GAAP)	$37,184.4
Revenue for the year ended Sep 27, 2026 as reported (GAAP)	$37,910.6
Change (%)	2.0%
Constant Currency Impact (%)	0.1%
Change in Constant Currency (%)	2.1%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended (1)
Consolidated	Sep 27, 2026	Sep 28, 2025	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$991.8	$278.2	256.5%
Restructuring and impairments (2)	272.8	755.0
Transaction and transition costs (3)	5.5	8.2
Transformation costs (4)	6.8	—
Litigation settlements (5)	—	(145.2)
Non-GAAP operating income	$1,276.9	$896.2	42.5%	0.5%	43.0%

Operating margin, as reported (GAAP)	10.8%	2.9%	790 bps
Restructuring and impairments (2)	3.0	7.9
Transaction and transition costs (3)	0.1	0.1
Transformation costs (4)	0.1	—
Litigation settlements (5)	—	(1.5)
Non-GAAP operating margin	14.0%	9.4%	460 bps	(10) bps	450 bps

Diluted net earnings per share, as reported (GAAP)	$0.59	$0.12	391.7%
Restructuring and impairments (2)	0.24	0.66
Transaction and transition costs (3)	—	0.01
Transformation costs (4)	0.01	—
Litigation settlements (5)	—	(0.13)
Income tax effect on Non-GAAP adjustments (6)	(0.04)	(0.14)
Non-GAAP diluted net earnings per share	$0.80	$0.52	53.8%	—%	53.8%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)Represents transaction and transition-related expenses related to the strategic partnership with Boyu Capital to operate Starbucks retail in China.
(4)Represents transformation costs to support the further optimization of our global support organization.
(5)Related to settlements associated with litigation events that are not expected to recur at a similar frequency and magnitude in the future.
(6)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

	Year Ended (1)
Consolidated	Sep 27, 2026	Sep 28, 2025	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$3,691.1	$2,936.6	25.7%
Restructuring and impairment costs (2)	688.6	892.0
Transaction and transition costs (3)	79.3	8.2
Transformation costs (4)	53.7	—
Litigation settlements (5)	—	(145.2)
Non-GAAP operating income	$4,512.7	$3,691.6	22.2%	0.1%	22.3%

Operating margin, as reported (GAAP)	9.7%	7.9%	180 bps
Restructuring and impairment costs (2)	1.8	2.4
Transaction and transition costs (3)	0.2	—
Transformation costs (4)	0.1	—
Litigation settlements (5)	—	(0.4)
Non-GAAP operating margin	11.9%	9.9%	200 bps	— bps	200 bps

Diluted net earnings per share, as reported (GAAP)	$2.21	$1.63	35.6%
Restructuring and impairment costs (2)	0.60	0.78
Transaction and transition costs (3)	0.07	0.01
Transformation costs (4)	0.05	—
Litigation settlements (5)	—	(0.13)
Net gain resulting from divestiture of certain operations (6)	(0.47)	—
Income tax impact from changes in indefinite reinvestment assertions (7)	0.24	—
Income tax effect on Non-GAAP adjustments (8)	0.02	(0.16)
Non-GAAP EPS	$2.72	$2.13	27.7%	(0.5)%	27.2%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)Represents transaction and transition-related expenses related to the strategic partnership with Boyu Capital to operate Starbucks retail in China.
(4)Represents transformation costs to support the further optimization of our global support organization.
(5)Related to settlements associated with litigation events that are not expected to recur at a similar frequency and magnitude in the future.
(6)Represents the net gain resulting from the divestiture of Starbucks retail operations in China during the third quarter of fiscal 2026.
(7)Represents the impact from changes in indefinite reinvestment assertions as a result of classifying our Starbucks retail operations in China as held for sale in the first quarter of fiscal 2026.
(8)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

	Quarter Ended
Consolidated	Sep 27, 2026	Sep 28, 2025	Change
Effective tax rate (GAAP)	27.1%	18.8%	830 bps
Income tax effect on Non-GAAP adjustments (1)	(2.4)%	4.9%
Non-GAAP effective tax rate	24.7%	23.7%	100 bps
(1)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

	Year Ended
Consolidated	Sep 27, 2026	Sep 28, 2025	Change
Effective tax rate (GAAP)	34.2%	25.9%	830 bps
Income tax effect on Non-GAAP adjustments (1)	(9.4)%	(0.2)%
Non-GAAP effective tax rate	24.8%	25.7%	(90) bps
(1)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q4 QTD FY26 NON-GAAP DISCLOSURE DETAILS
(unaudited, in millions, and before income taxes)

Q4 QTD FY26
Statement of Earnings Line Item	North America	International	Channel Development	Corporate and Other	Consolidated
Restructuring and impairments
Restructuring and impairment costs (1)	$270.2	$1.6		$1.0	$272.8
General and administrative expenses
Transaction and transition costs (2)				$5.5	$5.5
Transformation costs (3)	$0.6	$0.2		$3.4	$4.2
Other operating expenses
Transformation costs (3)		$2.6			$2.6
Total impact to operating income	$(270.8)	$(4.4)	$—	$(9.9)	$(285.1)
(1)Represents costs associated with our restructuring efforts.
(2)Represents transaction and transition-related expenses related to the strategic partnership with Boyu Capital to operate Starbucks retail in China.
(3)Represents transformation costs to support the further optimization of our global support organization.

Q4 YTD FY26 NON-GAAP DISCLOSURE DETAILS
(unaudited, in millions, and before income taxes)

Q4 YTD FY26
Statement of Earnings Line Item	North America	International	Channel Development	Corporate and Other	Consolidated
Restructuring and impairments
Restructuring and impairment costs (1)	$489.8	$95.0	$(0.1)	$103.9	$688.6
General and administrative expenses
Transaction and transition costs (2)		$5.4		$73.9	$79.3
Transformation costs (3)	$6.3	$8.8		$15.2	$30.3
Product and distribution costs
Transformation costs (3)	$18.3				$18.3
Other operating expenses
Transformation costs (3)		$5.1			$5.1
Total impact to operating income	$(514.4)	$(114.3)	$0.1	$(193.0)	$(821.6)
(1)Represents costs associated with our restructuring efforts.
(2)Represents transaction and transition-related expenses related to the strategic partnership with Boyu Capital to operate Starbucks retail in China.
(3)Represents transformation costs to support the further optimization of our global support organization.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

Year Ended
Consolidated	Sep 26, 2027
(Projected 53-weeks)
Diluted net earnings per share (GAAP)	$ 3.07 - 3.17
Restructuring and impairments	0.13
Income tax effect on Non-GAAP adjustments	(0.05)
Non-GAAP net earnings per share	$ 3.15 - 3.25